Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-214805) and on Form S-1 (No. 333-221683 on Form S-3 (No. 333-227349), Form S-8 (No. 333-227482), Form S-8 (No. 333-228655) of Genius Brands International, Inc. of our report dated April 1, 2019, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Genius Brands International, Inc. for the years ended December 31, 2018 and 2017.

/s/ SQUAR MILNER LLP

Los Angeles, California

April 1, 2019